UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2016

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North - #138  Clearwater, FL  33760
(Address of Principal Executive Offices)

(727) 678-4420
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On August 16, 2016, Mrs. Rachel Lee resigned her position as Secretary of the Corporation.

Appointment of New Directors and Officers

By Unanimous Written Consents of the Company's Board of Directors, on August 18, 2016, Mrs. Kim Edwards was appointed as Vice President of the Corporation.  Mrs. Edwards had previously been serving as the Company's Chief Operating Officer, which position is not defined as an officer under the Company's Bylaws.

Mrs. Edwards was born and raised in Boston, Massachusetts until moving to Florida to assume a position in resource and financial management, later managing advisory services for an independent financial firm. Mrs. Edwards subsequently owned and operated retail businesses in Florida. After serving as a Director in the healthcare industry for Independent Producers of America April 2009 through May 2014, Mrs. Edwards joined MariJ Agricultural, Inc. May 2014.  Following the merger between the MariJ Group of companies and Acacia, Mrs. Edwards assumed the duties of Chief Operating Officer of the consolidated entity.

Mrs. Edwards and her husband of 25 years reside in the Palm Harbor, Florida area with their three children.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number          Description

10.1                                Resignation of Rachel Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2016

Acacia Diversified Holdings, Inc.

/s/  Richard K. Pertile
Richard K. Pertile, Chief Executive Officer